EXHIBIT 21.1

                                FIRST BANKS, INC.

                                  SUBSIDIARIES

                            (As of December 31, 2007)


The  following  is  a  list  of  our   subsidiaries   and  the  jurisdiction  of
incorporation or organization:

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                                                                         Jurisdiction of Incorporation
                        Name of Subsidiary                                      or Organization
                        ------------------                                      ---------------

The San Francisco Company (1)                                                       Delaware

Coast Financial Holdings, Inc. (1)                                                  Florida

         First Bank                                                                 Missouri

                  Adrian N. Baker & Company                                         Missouri

                  First Land Trustee Corp.                                          Missouri

                  First Bank Business Capital, Inc.                                 Missouri

                  Missouri Valley Partners, Inc.                                    Missouri

                  Universal Premium Acceptance Corporation                          Missouri

                           UPAC of California, Inc.                                California

                  Small Business Loan Source LLC (2)                                 Nevada

                  Small Business Loan Source Funding Corporation                    Delaware

                  Coast Financial Partners, Inc. (3)                                Florida
---------------
(1) The  San Francisco  Company  and  Coast Financial Holdings, Inc. owned  96.82% (restated)  and  3.18%
    (restated), respectively, of First Bank at December 31, 2007.
(2) First Bank owned 76% of Small Business Loan Source LLC at December 31, 2007.
(3) Coast Financial Partners, Inc. is an inactive subsidiary.

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